Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Sarah Huoh, 949-250-5070

Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS ANNOUNCES UPDATES FROM ANNUAL MEETING

Stockholders Approve Board Recommendations, Including Stock Split

IRVINE, Calif., May 7, 2020 – Edwards Lifesciences Corporation (NYSE: EW), the global leader in patient-focused innovations for structural heart disease and critical care monitoring, today announced updates from its annual meeting, in which Edwards’ stockholders voted with the board’s recommendations on all proxy proposals.

During the meeting, held earlier today, the company also announced changes to the company’s board of directors. Wes von Schack, who has been a director since 2010, has retired from the board and Edwards’ stockholders approved the appointment of Ramona Sequeira to the board. Sequeira is president of Takeda Pharmaceuticals USA, Inc., and also leads Takeda’s global portfolio commercialization efforts.

“I’d like to take this opportunity to express my sincere appreciation and gratitude to Wes, who has retired after serving on Edwards’ board for 10 years,” said Michael A. Mussallem, Edwards’ chairman and CEO. “Wes was a substantial contributor to our board, utilizing his decades of experience as a CEO and board chairman. His engagement and guidance during a period of significant growth and progress at Edwards have been valued and admired. We thank Wes for his leadership, service and contributions.”

During von Schack’s tenure with the board, he served as presiding director and then lead independent director. Martha Marsh, a board member since 2015, assumed the role of lead independent director. Marsh served the healthcare industry for more than 30 years in a variety of leadership positions, including as president and CEO of Stanford Hospital and Clinics and CEO of the University of California Davis Medical Center.

“Also today, we welcome Ramona to Edwards’ board of directors, and we look forward to her insights as an experienced lifesciences executive, working around the world to help deliver important therapies to patients,” said Mussallem. “Ramona has a passion for healthcare innovation and patient access that aligns with the values and strategy of our company, and we are confident she will further strengthen our talented and engaged board.”

During her more than 20-year career in the pharmaceutical industry, Sequeira has held leadership roles with Takeda Pharmaceutical Company and previously with Eli Lilly and Company in the U.S., Europe and Canada. Currently, she serves as treasurer on the board of directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), which represents biopharmaceutical research companies.

Also at today’s annual meeting, stockholders approved the company’s plan to execute a 3-for-1 stock split. The split of the company’s outstanding shares of common stock will be effected in the form of a stock dividend of two shares of common stock to the holders of record of each share of Edwards’ common stock as of the close of business on May 18, 2020. The additional shares will be distributed on May 29, 2020.

The stock split will increase the number of common shares outstanding from approximately 212 million shares to approximately 636 million shares. The company’s last stock split occurred in December 2015; this will be the company’s third since it went public in April 2000.

About Edwards Lifesciences

Edwards Lifesciences, based in Irvine, Calif., is the global leader of patient-focused medical innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit Edwards.com and follow us on Facebook, Instagram, LinkedIn, Twitter and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to execution of the stock split. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Statements of past performance, efforts, or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “continued,” “transform,” “develop,” “preliminary,” “initial,” diligence,” “industry-leading,” “compliant,” “indications,” or “early feedback” or other forms of these words or similar words or expressions or the negative thereof. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences and the stylized E logo are trademarks of Edwards Lifesciences Corporation and its affiliates. All other trademarks are the property of their respective owners. This statement is made on behalf of Edwards Lifesciences Corporation and its subsidiaries.

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